SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only
(as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

HOLMES HERBS, INC.
---------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:

Common Stock @ $0.001 par value

(2) Aggregate number of securities to which transaction applies:

537,480 shares of post-consolidation common stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: N/A

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

HOLMES HERBS, INC.
4400 North Scottsdale Road
Suite 9-197
Scottsdale, Arizona, 85251

NOTICE OF ACTION TO BE TAKEN
WITHOUT A SHAREHOLDER MEETING

SEPTEMBER 14, 2004

To The Shareholders of Holmes Herbs, Inc.:

The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the "Exchange Act").

Further, this Information Statement is circulated to advise the stockholders of action already approved by written consent of a stockholder who holds a majority of the voting power of our common stock and in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14(f) thereunder.  Pursuant to Rule 14c-2 under the Exchange Act, the proposal will not be effective until 20 days after the date this Information Statement is mailed to the stockholders.  Therefore, this Information is being sent to you for informational purposes only.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective twenty days after the mailing of this Information Statement is as follows:

The approval of a reverse stock split of the Company's Common Stock so that for each twenty-five (25) shares of the Company's Common Stock ($0.001 par value) that were issued and outstanding as of September 7, 2004, all said shares are to be converted into one (1) share of the Company's Common Stock effective October 15, 2004 (the "Effective Date") with all fractional shares rounded up to the next whole share (the "Reverse Split") except that the Reverse Split shall not affect the shareholdings of those shareholders holding one (1) or fewer shares of record as of the Effective Date.

I encourage you to read the Information Statement thoroughly, but you need not take any action at this time.  No vote will take place because all required stockholder approvals have been obtained.

Thank you for your continued interest in and support of Holmes Herbs, Inc.

Sincerely,

/s/ “John F. Metcalfe”

John F. Metcalfe, President
September 14, 2004

HOLMES HERBS, INC.
4400 North Scottsdale Road
Suite 9-197
Scottsdale, Arizona, 85251

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Summary does not contain all the information that is important to you.

On September 7, 2004, the holder of approximately 74.4% of the voting power of the outstanding shares of the Company's Common Stock (par value $0.001) voted to approve:

The reverse split of the Company's Common Stock (par value $0.001) effective October 15, 2004 (the "Effective Date") so that upon effectuation of the split, one (1) New Share of the Company's Common Stock will be issued for each twenty-five (25) shares of the Company's Common Stock currently issued and outstanding with each fractional share rounded up to the next whole share (the "Reverse Split") except that the Reverse Split shall not affect the shareholdings of those shareholders holding one (1) or fewer shares of record as of the Effective Date.

Prior to the Reverse Split, the Company had 13,437,000 common shares of the Company's Common Stock outstanding.  The Company has no intention of becoming a private company and there are no plans to "take the Company private".

To more fully understand these matters affecting Holmes Herbs, Inc., a Nevada corporation (the "Company"), you should carefully read the entire Information Statement, which is first being mailed to stockholders on or about September 25, 2004 and it is accompanied by a Form 10-KSB Annual Report for the fiscal year ended December 31, 2003 attached hereto and incorporated herein as Annex A.

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR BY ANY OTHER PERSON.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the "Commission").  You may inspect and copy of the reports, proxy statements, and other information filed by us with the Commission at the public reference facilities maintained by the

Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices.  You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web Site at (http://www.sec.gov).

SUMMARY

The following is a summary of certain information contained elsewhere in this Information Statement.  Reference is made to, and this Summary is qualified in its entirety by the more detailed information contained in this Information Statement and the attached annexes.  Unless otherwise defined, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Information Statement.  You are urged to read this Information Statement and the Annexes in their entirety.

THE STOCKHOLDER CONSENT

STOCKHOLDER VOTES WILL NOT BE SOLICITED.  The General Corporation Law of Nevada allows the Company to take the following actions as authorized by a resolution adopted by the holders of the majority of our outstanding stock entitled to vote thereon.  The action approved by a majority of the Company's shareholders on September 7, 2004 was as follows: approve the reverse split of the Company's Common Stock (par value $0.001) so that upon effectuation of the split, one (1) New Share (of the Company's Common Stock) will be issued for each twenty-five (25) shares of the Company's Common Stock then currently issued and outstanding with each fractional share rounded up to the next whole share (the "Reverse Stock Split") except that the Reverse Split shall not affect the share holdings of those shareholders holding of record one (1) or fewer shares as of the Effective Date.  The above resolution was duly adopted by the holder of the majority of our outstanding stock entitled to vote thereon, namely, Rockridge Capital Corp., who owned 10,000,000 pre-split shares which represented approximately 74.4% of the Company's Common Stock (par value $0.001).  No vote of any other stockholder is necessary and stockholder votes are not being solicited.

THE COMPANY

Holmes Herbs, Inc. (the "Company") is incorporated in the State of Nevada and is engaged in the distribution of herbal and natural medicine products.  The Company has no plans of becoming a private company and there are no plans to "take the Company private".

THE REVERSE SPLIT OF THE COMPANY'S COMMON STOCK

As of September 7, 2004, the Company had 13,437,000 common shares of the Company's Common Stock (par value $0.001) outstanding.  The Company established October 15, 2004 as the effective date (the "Effective Date") for the reverse split of the Company's Common Stock.  Under the terms of the Reverse Split, the Company will issue one (1) new share (the "New Share") of the Company's Common Stock for every twenty-five (25) shares (the "Old Shares") of the Company's Common Stock held as of the Effective Date (the "Reverse Split").  All fractional share amounts resulting from the Reverse Split were rounded up to the next whole New Share.  The Reverse Split did not affect the share holdings of those shareholders holding of record one (1) or fewer shares as of the Effective Date.  Prior to the Reverse Split, there were 13,437,000 common shares outstanding.

The Reverse Split, as approved by a majority of the Company's shareholder, Rockridge Capital Corp., will likely impact the Company in several respects.  First, the number of Common Shares outstanding was reduced from 13,437,000 to approximately 537,480 (after taking into account shares issued to round up any fractional share amounts and the lack of any impact on shareholders whose holdings, of record, were one (1) or fewer shares).  Since the Company's Certificate of Incorporation authorizes an aggregate of 50,000,000 common shares and before the Reverse Split 13,437,000 of common shares had been issued, the reduction in the number of issued and outstanding shares will allow the Company's Board of Directors to issue additional shares of the Company's Common Stock to raise capital, to effect a merger or acquisition of an existing business, and for compensation of employees and consultants.  Secondly, the Company believes that if the Company is ever able to successfully develop or acquire a business, there is some possibility that the trading range for the Company's Common Stock may be at a higher level with fewer shares outstanding.  Thirdly, the Company is aware that under Rule 3a51-1 of the Securities Exchange Act of 1934, the Company's Common Stock will likely continue to be deemed a Penny Stock (with consequent significant impediments on the potential trading market for the stock) unless the Company is able to increase its net tangible assets above $2,000,000, achieve a listing of the stock on NASDAQ, or otherwise establish a trading level for the stock at or above $5.00 per share.  While there can be no assurance that the Company will successfully complete, develop or acquire a business or complete a merger or acquisition, increase its net tangible assets above $2,000,000, achieve a listing of the stock on NASDAQ or establish a trading level for the stock at or above $5.00 per share, the Company believes that maintaining a disproportionately high level of shares outstanding relative to the Company's foreseeable operations, sales revenues, and profits will likely result in effectively denying the Company's Common and Preferred Stock any ability to avoid designation as a"Penny Stock" with the resulting disabilities imposed under Rule 3a51-1 of the  Securities Exchange of 1934.  At the same time, there can be no assurance that the Company will ever successfully avoid designation as a "Penny Stock" after giving effect to the Reverse Split, that the market price of the Company's Common Stock, after giving effect to the Reverse Split will be twenty-five (25) times greater than the price of the Company's Common Stock before the Reverse Split, or that any shareholder will not lose all or substantially all of their investment in the Company's Common Stock as a result of the Reverse Split.

THE STOCKHOLDER CONSENT

The Nevada General Corporation Law permits the holders of a majority of the shares of its outstanding voting stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the Company's shareholders.  Rockridge Capital Corp. owned 10,000,000 pre-split shares of the Company's Common Stock which represented approximating 74.4% of the Company's Common Stock (par value $0.001) and they approved the Reverse Split of the Company's Common Stock on September 7, 2004.  Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information relating to the beneficial ownership of the Company's common and preferred stock by those persons beneficially holding more than 5% of the Company's common and preferred stock, by the Company's directors and executive officers, and by all of the Company's directors and executive officers as a group as of September 7, 2004.

Title Of Class	Name And Address Of Beneficial Owner	Amount	Percent Of Class
Common Stock	Rockridge Capital Corp. #200, 100 Park Royal West Vancouver, B.C. V7T 1A2	10,000,000	74.4%
Common Stock	John F. Metcalfe 2 – 1394 Raven Ave Ottawa, Ontario K1Z 7Y4	50,000	0.37%

All of the amounts shown are computed before giving effect to the Reverse Split of the Company's Common and Preferred Stock approved by a majority of the Company's shareholders on September 7, 2004.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

The percentage interest of Rockridge Capital Corp. who currently owns and controls approximately 74.4% of the Company's common stock and who, with the officers and directors of the Company, collectively control approximately 77% of the Company's Common Stock were not and will not be changed or affected in any way as a result of the Reverse Split.

The Company is not aware of any director who has or will oppose the Reverse Split or any other persons who have expressed, in writing, any opposition to the Reverse Split.

Proposals by Security Holders

The Company's Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of stockholders other than those referred to in this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

One (1) Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders.  Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement.  In the event a stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (480) 205-6273 or by mail to the Company's mailing address at 4400 North Scottsdale Road, Suite 9-197, Scottsdale, Arizona, 85251.

By Order of the Board of Directors,

/s/ “John F. Metcalfe”

John F. Metcalfe, President & Director

September 14, 2004